UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 2, 2011

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Chapala Street, Santa Barbara, California	93101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 308-9199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure

Special Note regarding Forward Looking Statements

This report contains forward-looking statements.  Except for statements of historical fact, the information presented in this report constitutes “Forward-Looking Statements”.  Often forward looking statements can be identified by the use of words such as “plans”, “expects”, “budgets”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variation of such words and phrases that refer to certain actions, events or results to be taken, occur or achieved.  Forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause our actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, those factors discussed in Part I, Section 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in Part II, Section 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2011.  There may be other factors that cause actions, events or results to vary from expectations.  There can be no assurance that forward-looking statements will prove to be accurate, and our actual results could differ materially from those anticipated in our forward-looking statements.  We urge you not to place undue reliance on forward-looking statements.  Forward-looking statements represent our estimates and assumptions only as of the date of this report.  Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons that actual results could differ materially from those anticipated in the forward-looking statements.

The purpose of this current report on Form 8-K is to provide additional information concerning our market opportunity, the status of our operations, our liquidity and capital resources, our Series A Preferred Stock, and the status of our application for listing on a national stock exchange.  The information in this current report supplements, and should be read in conjunction with, our other filings with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended June 30, 2011.

The Market Opportunity

The addressable market for mobile phone-based products and services remains a large and rapidly growing market, with approximately 5.3 billion mobile phones in use worldwide. Over the last six years, Lenco Mobile has developed a number of solutions which are used by wireless carriers and brand owners to utilize mobile phones as an effective marketing channel.

Today, marketers spend only approximately 2% of their $503 billion (Nielsen, April 2011) total advertising budget on mobile.  In contrast, they spend $153 billion on direct marketing, $116 billion on print advertising, and $26.3 billion on out of home advertising.  Not surprisingly, mobile is expected to outgrow these traditional channels over the next 5 years:  mobile is expected to grow 45% per year, paid search is projected to grow 15%, and both magazine and newspaper advertising are projected to shrink by 1% and 8% respectively.  (Zenith Optimedia 2010; MagnaGlobal MediaBrands 2010; Forrester 2011). The market research firm of BIA/Kelsey forecasts U.S. mobile ad spend will increase from $790 million in 2010 to $4 billion in 2015.  According to ABI Research, worldwide mobile marketing and advertising spend is expected to increase to nearly $29 billion in 2014.

This growth is directly correlated to the effectiveness of mobile marketing – direct mail, for example, typically produces response rates between 2 and 5%, while mobile campaigns typically produce response rates of 12% to 20%.  Equally important, mobile gives marketers pervasive reach – 75% of the world’s population carries a mobile device, most of whom keep the device by their side all day.  As the number of people who carry a mobile device continues to increase and the amount of time users are spending on their devices grows, so does the potential of mobile marketing.

Mobile technology offers the potential to revolutionize marketing and advertising.  The mobile channel enables brand owners to achieve a number of highly sought after objectives, including:

•	Unrivaled reach--through mobile, marketers can reach 5.3 billion mobile subscribers directly, representing over 75% of the world population

•	A medium that supports customer response and provides the ability to measure returns on marketing dollars

•	The ability to test campaigns in a cost effective and tightly controlled environment

•	A way to take existing media assets, such as a television commercial, and cost-effectively convert them to interactive and measurable marketing communications

•	A channel that can be deployed quickly in response to rapidly changing market opportunities

•	A medium that can be tailored to individual user preferences and allows marketers to scale a marketing campaign quickly

•	A narrowcast medium to reach all mobile subscribers individually as opposed to via a broadcast media

The ability to reach consumers with such a targeted focus, combined with the high penetration of mobile devices and the significant growth in mobile Internet sites, support forecasts of consistent growth in mobile marketing and advertising into the foreseeable future.  In its 2011 advertising forecast, MagnaGlobal stated, “Mobile advertising has finally had the breakthrough year that many industry observers were long expecting, and interest in the medium has never been higher among advertisers.” Predictions for mobile remain positive at all levels and Lenco is well positioned to take advantage of this industry growth.

Trends in Mobile Marketing

Successful mobile marketing requires an integrated mix of components, all of which enable brand owners to engage and interact with customers in an effective and measurable way.  The problem marketers face with mobile advertising is principally a technology problem; to successfully create and execute campaigns, mobile marketers must utilize a mix of SMS texts, mobile web, rich mobile media (including MMS) and mobile applications across scores of carriers on thousands of mobile devices and operating systems. This brings significant complexity, which Lenco overcomes by providing brand owners with strategic insights and advice coupled with the underlying technical expertise required to successfully design and implement a comprehensive mobile marketing strategy.

To date, the bulk of mobile marketing and advertising spend has been on text messaging campaigns and ads to smart mobile devices. While SMS can be very effective, SMS is inherently limited in its ability to engage users.  The future growth of mobile marketing will come largely as a result of technological advancements that enable rich, engaging media messages to be sent to consumers.

In the United States, during 2010, approximately 57 billion, predominantly “person to person” or P2P MMS messages were sent by mobile subscribers. We believe the future of mobile advertising lies in “application to person” or A2P messaging, where brands will use mobile devices to deliver rich media messages to subscribers in an engaging manner. Because rich media is more capable of drawing the eye of the consumer, marketers are willing to pay a premium for this service, much in the same way television ads draw a premium to radio. As brands take advantage of the rich media capabilities offered by MMS A2P messaging should grow significantly. We believe that we are well placed to take advantage of this trend.

Recently, mobile apps have received a lot of attention for their role in the marketing mix. While the mobile app experience can offer functionalities unrivaled by many other mobile media formats, apps are a pull-based marketing channel and not push-based.  This fundamental difference is critical to brand owners because relying on a pull channel has thus far yielded far lower success rates then push marketing.  With more than 500,000 apps available to iPhone, Android and BlackBerry users, differentiating and creating a strong enough value proposition to stimulate subscribers to download and use any given app is extremely difficult.  According to the Pew Report on the Rise of Apps Culture, September 2010, whilst 35% of adults with mobile phones have downloaded apps, only 24% have actually used them. This further supports the need for a multifaceted approach to mobile marketing. Additionally, only ~30% of mobile devices in the United States are smart phones, leaving more than 220 million subscribers in the United States alone who are not connected to the mobile Internet. Smart phones are even less prevalent across the rest of the world, further limiting the number of consumers who have access to mobile apps.  Despite the limitations of mobile apps, we believe that they will play an important role in consumer marketing.  We do not, however, expect them to entirely supplant SMS, MMS, and mobile web.

The Lenco Advantage

We provide wireless carriers with software and services which they use to manage and track the distribution of SMS and MMS messages through their SMS or MMS Messaging Switch Centers (“SMSC” or “MMSC”). By making use of our messaging platforms, a wireless carrier is able to enhance the revenue generated from their existing MMS network infrastructure, increase the efficiency of their MMSC and improve the overall quality of the MMS messages which they deliver to their subscribers.

Our messaging platform is one of the most advanced, if not the most advanced in use today, with significant throughput capability. Besides the SMS and MMS functionality, our messaging platform provides, location-based services, USSD interface protocols and instant messaging capabilities. Our platforms are software-based and deployed on standard computer servers.  They can be installed on both GSM and CDMA networks.  Tier 1 wireless carriers, including Vodafone, MTN and Optus have successfully deployed our solutions.

Our mobile marketing campaign design and management system takes the guesswork out of planning and designing MMS message campaigns, allowing qualified designers to efficiently construct a quality MMS message. The system uses standard media formats and provides a simple to use graphical user interface creating MMS messages that meet the display specifications for thousands of mobile devices.

In addition to our messaging platform, we have developed a number of mobile marketing solutions that are used by brand owners and wireless carriers to increase their revenue via the mobile channel. Our mobile newspapers, mobile financial statements, mobi sites and mobile advertising platforms enable us to provide one of the most comprehensive offerings in the mobile industry today.

We believe the market opportunity for our technical solutions remains robust for the following reasons:

•
Improved throughput: Our technical solutions enable a wireless carrier to generate better performance from their existing infrastructure. Our bulk MMS messaging server is designed as an A2P solution and is capable of delivering between 500 and 750 MMS messages per second.  This solution is significantly superior to product offerings from our competitors who typically are able to deliver between 50 - 60 MMS messages per second. Messages are delivered in animated GIF or TIFF format, or in 3GP video format. We are able to take existing materials such as television commercials and convert them to compressed MMS messages in video format.  We have has successfully delivered in excess of 500 million MMS messages using this proprietary platform.

•
Reduced bandwidth and data costs: Using our on demand MMS solution a carrier can reduce the volume of data that is stored on their network for messaging purposes by half. Our MMS solution overcomes the historical problem of the “store and forward” protocol used in MMS messaging.

•
Handset detection: The majority of carriers around the world have problems with detecting advanced handset information when a mobile phone is connected to their network because of the rapid proliferation of new models and operating systems. This adversely impacts their ability to render mobile internet and rich media solutions. Our platforms overcome this glaring deficiency.

•	Time to market: Because our solution works with a carrier’s existing messaging infrastructure and can connect via a standard TCP/IP link, we can install our total solution in a matter of weeks.

Scalable Business Model

In order to minimize the barrier to sale, increase the value proposition to our customers, align our interests with those of our customers and finally, to build a business that will benefit from the long term growth of rich media messaging via mobile, Lenco has adopted a revenue model where the substantial majority of its revenue is and will be derived from the volume of growth in messaging and data.

When we supply our platform to wireless carriers, we secure a revenue share agreement instead of seeking a large license fee.  This avoids engaging in potentially long capital expenditure approval cycles.  In addition, a revenue share agreement enables wireless carriers to significantly enhance incremental revenue generated from their existing MMS network infrastructure.

When we sell our offerings to brands, we typically charge them a modest monthly license fee for use of our messaging platform and a per unit message fee.  In addition, to the extent we create content for a customer we will charge a modest creative fee.

Status of Operations

Mobile

We established operations in South Africa in 2006, working with Vodacom to build the market for the adoption of rich media solutions by their customers.  While Vodacom remains one of our major clients in South Africa, we have since added leading banks, retailers and carriers to our list of customers. In addition, through the introduction of our mobile statement and mobile newspaper  solutions, we are expanding our revenue base with customers and providing for increasing recurring revenue streams, which will provide a solid foundation for future growth.

In 2009, we made the strategic decision to expand our business beyond South Africa.  We have organized our business development activities into three geographic regions – Americas; Europe, Middle East and Africa; and Asia-Pacific.  We have since opened offices in Singapore, the United Kingdom, Mexico and Colombia.  From these offices, our business development teams are pursuing revenue generating opportunities in Singapore, Indonesia, Vietnam, Thailand, Hong Kong, Kenya, Nigeria, Tanzania, Australia, New Zealand, the United Kingdom, Spain, Mexico and Colombia.  In each of the aforementioned geographies, we have succeeded in establishing good relationships with significant decision makers at the major carriers, thereby gaining agreement in the value of our technology offerings, securing connectivity and validating the performance of our platforms.

 Before using our platform operationally, wireless carriers typically require a proof of concept test period, during which period the throughput and scalability of the proposed solution is validated. In certain markets delays in testing new platforms arise because of other scheduled testing on the carrier’s network.  Once the throughput and scalability of the proposed solution is validated we can become fully operational from a connectivity standpoint at the wireless carrier.

Our ability to generate revenue is dependent not only on securing connectivity, but also in reaching message rate agreements with the wireless carriers that: (i) specifies a basis for sharing revenues generated by a carrier transmitting messages; and (ii) establishes our cost of goods for messages sent on behalf of non-carrier brand customers. Only after we have a rate agreement with a carrier can we offer our services to the marketing departments of the carriers as well as to other business enterprises.

As of the date of this filing, we have rate agreements with six carriers.  An additional six wireless carriers are currently testing our platform.   We are actively negotiating mutually satisfactory message rate agreements with three of these six carriers.  Consummating these rate agreements will enable Lenco to commence delivering marketing campaigns and services for such carriers and other enterprise brands in the regions where these carriers operate.

Our business development teams have also held preliminary conversations with the leading brands in their respective geographies, which has stimulated significant latent demand for our services and validated our belief that we can generate meaningful revenue once we conclude the rate agreement discussions with the carriers.

Media

We acquired our broadcast media business in September 2010. Since that time we have developed our UniversalPlayer™, a client-based media player which provides standardized ad impression landing areas and formats for serving and measuring both online and mobile advertisements. In April 2011, we released the initial version of a broadcaster platform which provides a radio station with a suite of capabilities that are required to stream content over the Internet and serve advertisements.

We are targeting the release of these platforms to the more than 50,000 small and medium sized Internet radio stations that have substantial audiences.  Our development teams are currently focused on live testing and enhancements to the platform to scale our ability to serve content and advertisements at larger volumes.

Since its acquisition in September 2010, we have invested a significant portion of our capital in our media business.  To date, however, our media business has not generated any meaningful revenue.

Despite the potential of this business, we have decided that this business is non-core to the company’s strategy and we are therefore pursuing various alternatives to divest this business. We expect to implement one of these alternatives on or about September 30, 2011.

Liquidity and Capital Resources

The following discussions of our projected operating results are forward-looking statements.   These projections have been prepared on the basis of assumptions that Lenco management believe are reasonable at this time.  Nonetheless, those assumptions are necessarily speculative.  Actual results for any period will vary from those projections for a number of reasons, including the risks outlined in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended June 30, 2011.  That variance may be material.  We cannot assure you that we will achieve the operating results contained in the projections.

Based upon the current status of our operations, we do not anticipate becoming EBITDA positive in fiscal 2011.  However, the divestiture of the Lenco Media business will enable us to significantly reduce our operating expenses from the levels experienced in the recent two fiscal quarters, effective in the fourth quarter of 2011.  Given the anticipated growth of Lenco’s mobile revenues and the reduced operating expense, we anticipate becoming EBITDA positive in the first half of fiscal 2012.

At June 30, 2011 we had cash and cash equivalents of $2.7 million and working capital of $2.1 million.  Given the impending divestiture of the Lenco Media business and the anticipated growth of our mobile business, we anticipate that our cash, cash equivalents and short-term investment balances and any cash generated from operations will be sufficient to meet our cash requirements.

We may seek additional working capital through the sale of equity or debt securities.  Financings, if available, may be on terms that are dilutive or potentially dilutive to our stockholders, depending on the time, terms and pricing of the financing. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of our common stock.

Series A Preferred Stock

On September 23, 2010, we entered into a securities purchase agreement with accredited investors pursuant to which we sold an aggregate of 107,500 shares of our Series A Convertible Preferred Stock at a purchase price of $100.00 per share or gross proceeds of $10,750,000.

Holders of the Series A Convertible Preferred Stock have the right, in their discretion, to convert the Series A Convertible Preferred Stock into shares of our common stock at any time from and after the earlier of: (i) the second anniversary of the original issue date of the preferred stock and (ii) the date that our company's earnings before interest, taxes, depreciation and amortization (“EBITDA”) over the prior four fiscal quarters exceeds $15 million. Each share of Series A Convertible Preferred Stock can be converted into that number of shares of our common stock determined by dividing the stated value of $100.00 per share (as increased for accreted dividends) by the conversion price.

The conversion price is initially $1.50, subject to adjustment if we pay any stock dividends or if we subdivide, combine or reclassify our common stock.  In addition, the conversion price adjusts if our EBITDA as adjusted for the 15 month period ended December 31, 2011 is less than $27 million and our EBITDA as adjusted for the 27 month period ended December 31, 2012 is less than $65 million.  Specifically, if EBITDA as adjusted for the 27 month period ended December 31, 2012 is less than $65 million, the conversion price is reduced by $0.03 per share for each $1 million difference between actual EBITDA as adjusted for such 27 month period and $65 million, subject to a conversion price floor of $0.25 per share.  The conversion price will therefore set to $0.25 per share if our EBITDA for the 27 month period ending December 31, 2012 is below $23 million.

                We incurred an EBITDA loss of $4.2 million for the nine months ended June 30, 2011.  We do not currently anticipate generating EBITDA of $27 million for the 15 month period ending December 31, 2011.  While our current financial projections anticipate that we will generate positive EBITDA during fiscal 2012, such performance will nevertheless result in EBITDA as adjusted for the 27 month period ended December 31, 2012 substantially below $23 million. Consequently, it is very likely the conversion price on the outstanding Series A Convertible Preferred Stock will adjust to $0.25 per share.  If that occurs, the holders of the Series A Convertible Preferred Stock would have the right, exercisable from time to time in their discretion, to convert the outstanding Series A Convertible Preferred Stock into approximately 49,000,000 shares of common stock, plus an additional amount for dividends that accrue after December 31, 2012.

We define EBITDA as adjusted as EBITDA excluding the impact of certain non-cash items, such as employee and director non-cash compensation expense, impairment of intangible assets, changes in contingent consideration liabilities, dividends paid in-kind, and changes in fair value of derivative liabilities.  EBITDA and EBITDA as adjusted are not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP.  Our management uses this information as an additional tool for evaluating our financial results in a manner that reflects ongoing operations and facilitates comparisons with operating results from prior periods. The following table provides a reconciliation of EBITDA and EBITDA as adjusted to our net income for the six month period ended June 30, 2011.

Reconciliation of Non-GAAP Financial Measure: Earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBITDA, as adjusted:

Six Months
Ended June 30,
2011
(unaudited)
Net income (loss) attributed to Lenco Mobile Inc.	$5,354,904
Interest expense, net	20,157
Provision for (benefit from) income taxes	(926,738)
Depreciation and amortization	3,203,336
Non-GAAP EBITDA	7,651,659

Compensation expense from issuance of stock and stock options - non-cash	1,112,873
Contingent consideration adjustment	(12,237,896)
Non-GAAP EBITDA as adjusted	$(3,473,364)

For more complete information concerning the Series A Convertible Preferred Stock, please see our Current Report on 8-K filed with the SEC on September 28, 2010, including the Certificate of Designation attached to the Current Report as Exhibit 3.1.

Application for Listing on a National Exchange

We have applied for, and remain committed to securing, a listing on a national stock exchange.  We believe that listing on a national stock exchange is essential to secure all of the benefits of being a publicly traded company, including providing efficient access to capital for the company and an efficient and liquid trading market for our stockholders.

In order to secure a listing on a national securities exchange we must meet the specified listing criteria for the exchange and get the approval of the exchange’s staff.  The price of our common stock is currently below the minimum bid price for listing on a national stock exchange.  We intend to continue the application process and will endeavor to meet the requirements for listing on a national stock exchange.  We cannot state at this time whether we will be successful in those efforts or provide any assurance as to the timing for securing a listing on a national stock exchange.

*           *           *           *           *

In accordance with General Instruction B.2 of Form 8-K, the foregoing information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

The information contained in this report is summary information that is intended to be considered in the context of our filings with the SEC and other public announcements that we make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LENCO MOBILE INC.

Date: September 2, 2011	By:	/s/ Michael Levinsohn
Michael Levinsohn
Chief Executive Officer